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                                                                 Exhibit 10.32



                  FIRST AMENDMENT made as of September 11, 2001 to the Employment Agreement dated as of January 2, 2001 by and between U.S. Industries, Inc., a Delaware Corporation (the "Company") and Alan Schutzman ("Executive").

                                  WITNESSETH:

                  WHEREAS, the Company and Executive have previously entered into the Employment Agreement and the Executive has been employed as Associate General Counsel and a senior executive of the Company; and

                  WHEREAS, the Company desires to employ Executive as Vice President and Associate General Counsel and to make certain other amendments to the Employment Agreement effective September 11, 2001(the "Effective Date").

                  NOW, THEREFORE, effective on the Effective Date, the parties hereto agree as follows:

                  1. Section 2 of the Employment Agreement is amended by the deletion of the first sentence of Section 2(a) in its entirety and the substitution of the following in lieu thereof:

                  "Executive shall serve as Vice President and Associate General Counsel reporting to an executive designated by the Chief Executive Officer of the Company (the "Chief Executive Officer")."

                  2. Section 3 of the Employment Agreement is amended by the deletion of the first sentence in its entirety and the substitution of the following in lieu thereof:

                  "During the Employment Term, the Company shall pay Executive a base salary at the annual rate of not less than $215,000."
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                  3. Section 8 of the Employment Agreement is amended by the deletion of Section 8(b)(A) in its entirety and the substitution of the following in lieu thereof:

                  "(A) equal monthly payments of an amount equal to his then monthly rate of Base Salary, but off the employee payroll, for a period of twelve (12) months following the date of his termination and the product of (x) the Target Bonus multiplied by (y) a fraction, the numerator of which is the number of days for the fiscal year during which the Executive was employed by the Company in which termination occurs and the denominator of which is 365, which bonus shall be paid when bonuses are usually paid in accordance with the Company's past practice or when such bonuses are paid to other senior executives, if earlier; provided that if such termination occurs within two (2) years after a Change in Control, in lieu of the foregoing, Executive shall receive in a lump sum within five (5) days after compliance with such Section 9(b), an amount equal to (i) two (2) times Base Salary and (ii) two (2) times the Target Bonus;"

                  4. Section 8(b)(C) and (D) are each amended by the deletion of the words "one (1) year" and the substitution of the words "two (2) years" in lieu thereof.

                  5. Section 8(b)(E) is amended by the addition of the following words:

                  "and, if such termination is within two (2) years after a Change in Control, payment of Executive's and his dependents' COBRA coverage premiums shall be continued for up to two (2) years, if eligible;"

                  6. Section 8(b)(F) shall be deleted.

                  7. THE EMPLOYMENT AGREEMENT. The Employment Agreement, as amended herein, shall remain in full force and effect.
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                  IN WITNESS WHEREOF, USI has caused this Amendment to be
executed by its duly authorized officer and the Executive has hereunto set his hand as of the date first above written.

                                   U.S. INDUSTRIES, INC.


                                   By:
                                      ------------------------------------------
                                      Name: Dorothy E. Sander
                                      Senior Vice President - Administration


                                      ------------------------------------------
                                      Alan Schutzman     ("Executive")